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                   CERTIFICATE OF AMENDMENT OF THE

                     CERTIFICATE OF INCORPORATION
                                  OF
                       COGNITRONICS CORPORATION

                       Under Section 805 of the
                       Business Corporation Law


     WE, THE UNDERSIGNED, Brian J. Kelley and Harold F. Mayer, being respectively the president and secretary of Cognitronics Corporation, hereby certify:
     1.   The name of the corporation is Cognitronics
          Corporation.
     2. The Certificate of Incorporation of the corporation was filed by the Department on the 2nd day of January 1962..
     3. The Certificate of Incorporation is amended to increase the number of authorized shares of Common Stock, par value $0.20 per share, of the corporation from 10,000,000 shares to 20,000,000 shares.
     4. To effect the foregoing, Article THIRD relating to the authorized capitalization of the corporation is amended in its entirety to read as follows:
                 THIRD:   The aggregate number of shares
          which the Corporation shall have authority to issue is 20,000,000. All such shares are of one class, having a par value of Twenty Cents ($0.20) each, and are designated Common Stock.
     5. The above amendment to the Certificate of Incorporation was authorized by the unanimous written consent of the Board of Directors of the corporation on the 6th day of April 2000 followed by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the stockholders duly convened and held on the 11th day of May 2000.

          IN WITNESS WHEREOF, we have signed this certificate on the 25th day of July 2000 and we affirm the statements contained herein as true under the penalties of perjury.


                                        /s/ Brian J. Kelley
                                        Brian J. Kelley
                                        President


                                        /s/Harold F. Mayer
                                        Harold F. Mayer
                                        Secretary